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                                                         EXHIBIT NO. EX-99.h.3

                      DFA INVESTMENT DIMENSIONS GROUP INC.

               RWB/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO

                            ADMINISTRATION AGREEMENT
                               ADDENDUM NUMBER ONE

         THIS ADDENDUM is made this 27th day of July, 2000, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), on behalf of the:

              "RWB/DFA INTERNATIONAL HIGH BOOK TO MARKET PORTFOLIO"

(the "RWB/DFA Portfolio"), a separate series of the Fund, and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation (the "Administrator").

WHEREAS, the Fund and the Administrator have previously entered into an Administration Agreement, dated February 8, 1996 (the "Administration Agreement"), pursuant to which the Administrator has agreed to provide the services, assistance and facilities of an administrator, and to perform various administrative and other services for the Portfolio; and

WHEREAS, the administrator has been informed by the Fund that the Portfolio desires to change its name.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

         1. The name of the Portfolio shall be changed, from "RWB/DFA International High Book to Market Portfolio" to "AAM/DFA International High Book to Market Portfolio," and all references to RWB/DFA International High Book to Market Portfolio shall be changed to AAM/DFA International High Book to Market Portfolio.

         2. The parties hereby further agree that no other provisions of the Administration Agreement are in any way modified by this Addendum, and that all other provisions of the Administration Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have caused this Addendum to be executed this 27th day of July, 2000.

DFA INVESTMENT DIMENSIONS                 DIMENSIONAL FUND ADVISORS,
GROUP INC.                                INC.


By: /s/ Catherine L. Newell               By: /s/ David G. Booth
    ------------------------                 ------------------
    Catherine L. Newell                      David G. Booth
    Vice President and Secretary             Chairman, Chief Executive Officer
                                             and President